Exhibit 3.(i)(c)

                     CERTIFICATE OF AMENDMENT OF THE
                     CERTIFICATE OF INCORPORATION OF
                 COMPUTER ASSOCIATES INTERNATIONAL, INC.
                 _______________________________________

       Computer Associates International, Inc., a Delaware corporation, in order to amend its Certificate of Incorporation hereby certifies, pursuant to Section 242 of the General Corporation Law of the State of Delaware, as follows:

       FIRST: The holders of a majority of the outstanding shares of the Corporation's Common Stock, at a meeting duly called and held, adopted the following resolution amending the Corporation's Certificate of
Incorporation:

       "That Article FOURTH of the Certificate of Incorporation be amended by deleting such Article FOURTH in its entirety and substituting therefor the following:

       FOURTH: The authorized capital of the Corporation shall consist of 100,000,000 shares of Common Stock, par value $.10 per share. Shares of Common Stock of the corporation may be issued from time to time for such consideration as may be fixed from time to time by the Board of Directors, but not less than the par value thereof; and any and all such shares so issued, the full consideration for which shall have been paid or delivered, shall be deemed fully paid and non-assessable stock and not liable to any further call or assessment thereon.

       SECOND:  Said amendment has been duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed and attested by its officers thereunto duly authorized and its corporate seal to be affixed this 16th day of September, 1985.


                                    /s/ Anthony W. Wang
                                    ------------------------------
                                        Anthony W. Wang, President



 Attest:


/s/ Belden A. Frease
-------------------------------
    Belden A. Frease, Secretary


STATE OF NEW YORK	)
 			)  ss.:
COUNTY OF NASSAU	)

      BE IT REMEMBERED that on this 16th day of September, 1985, personally came before me, a notary public in and for the State and County aforesaid, Anthony W. Wang, the President of Computer Associates International, Inc., the corporation described in the foregoing instrument and known to me personally to be such and acknowledged the said instrument to be his own act and deed and the act and deed of said corporation; that his signature is in his own handwriting; that the seal affixed to said instrument is the corporate seal of said corporation, and that the facts stated in said instrument are true.


                                           /s/  Carolyn Donofrio
                                           ---------------------

                                                Notary Public